Exhibit 32

Certification of Periodic Financial Report

(Section 906 Certification)

Dann H. Bowman and Sandra F. Pender hereby certify as follows:

1.	They are the Chief Executive Officer and Chief Financial Officer, respectively, of Chino Commercial Bancorp.

2.	The Form 10-K of Chino Commercial Bancorp for the year ended December 31, 2011 complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Chino Commercial Bancorp.

Date: March 30, 2012	/s/ Dann H. Bowman
Dann H. Bowman, President and Chief Executive Officer

Date: March 30, 2012	/s/ Sandra F. Pender
Sandra F. Pender, Senior Vice President and Chief Financial Officer,